UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 4/26/2016

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-04887

MO	43-0903811
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1010 Grand Blvd., Kansas City, MO 64106

(Address of principal executive offices, including zip code)

(816) 860-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of UMB Financial Corporation (the “Company”) was held on April 26, 2016. As of the record date, there were a total of 49,452,547 shares outstanding and entitled to vote at the annual meeting. At the annual meeting, 45,714,802 shares were represented in person or by proxy, therefore, a quorum was present. The following proposals were submitted by the Board of Directors to a vote of the shareholders:

1. Election of 11 directors to hold office until the 2017 annual meeting of shareholders. The nominees for the directorships received the following votes:

Director	For	Withhold	Broker Non-Votes
Robin C. Beery	41,633,132	1,170,753	2,910,917
Nancy K. Buese	42,573,459	190,426	2,950,917
Terrence P. Dunn	42,504,062	259,823	2,950,917
Kevin C. Gallagher	42,555,216	208,669	2,950,917
Greg M. Graves	41,508,133	1,255,751	2,950,917
Alexander C. Kemper	42,154,784	608,394	2,950,917
J. Mariner Kemper	42,270,517	493,367	2,950,917
Kris A. Robbins	42,509,212	254,673	2,950,917
L. Joshua Sosland	41,460,215	1,303,669	2,950,917
Paul Uhlmann III	41,482,729	1,281,155	2,950,917
Leroy J. Williams	41,652,560	1,111,325	2,950,917

Based on the votes set forth above, each of the nominees was elected to serve as a director until the Annual Meeting in 2017.

2. Ratification of the Corporate Audit Committee’s engagement KPMG LLP to serve as the Company’s independent registered public accounting firm for 2016. The proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
45,647,887	49,783	17,132	0

3. Shareholder proposal for the adoption of a policy requiring an Independent Chair of the Company’s Board of Directors. The proposal received the following votes:

For	Against	Abstain	Broker Non Votes
9,071,755	33,518,634	173,495	2,950,917

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION

By:	/s/ Michael D. Hagedorn
Michael D. Hagedorn Vice Chairman and Acting Chief Financial Officer

Date: April 28, 2016